UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

          ArvinMeritor, Inc. (the “company”) is filing this Current Report on Form 8-K to update the historical financial statements included in its Annual Report on Form 10-K for the fiscal year ended October 1, 2006 (“Form 10-K”), for presentation of the company’s Emissions Technologies business segment (“ET”) as discontinued operations and presentation of the Gabriel ride control aftermarket business as continuing operations.

          As reported in the company’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2007 (“Second Quarter Form 10-Q”), the company made a strategic decision in the second quarter of fiscal year 2007 to retain its Gabriel ride control aftermarket business, which had previously been presented as discontinued operations. As a result of this decision, the business no longer met the requirements under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), for classification as discontinued operations. Accordingly, the results of operations, assets and liabilities, and cash flows of this business were presented in continuing operations in the consolidated 2007 financial statements included in the Second Quarter Form 10-Q and all prior periods were restated to reflect this presentation.

          As reported in the Second Quarter Form 10-Q, on February 2, 2007, the company entered into a definitive agreement to sell the ET business. This divestiture of the ET business meets the requirements under SFAS No. 144 for classification as discontinued operations, and therefore, the ET business was reported in discontinued operations in the consolidated statement of operations and cash flows in the Second Quarter Form 10-Q, and all prior periods were restated to reflect this presentation. The assets and liabilities of the ET business, as defined by the definitive agreement, are held for sale and included in assets and liabilities of discontinued operations in the consolidated balance sheet. As reported in the company’s Current Report on Form 8-K filed on May 22, 2007 and amended on June 1, 2007 (“Form 8-K”), the company completed the sale of the ET business on May 17, 2007.

          Under requirements of the Securities and Exchange Commission (“SEC”), the same classification as continuing or discontinued operations required by SFAS No. 144 is also required for previously issued financial statements included in the company’s Form 10-K, if those financial statements are to be incorporated by reference in filings with the SEC made under the Securities Act of 1933, as amended. This is the case even though those financial statements relate to periods prior to the Gabriel ride control aftermarket business being presented as continuing operations and prior to the ET business being presented as discontinued operations.

          Accordingly, the company’s revised audited consolidated financial statements for the fiscal years ended September 30, 2006, 2005 and 2004, and the related Selected Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations, reflecting this classification are filed as Exhibit 99 to this Current Report on Form 8-K. This reclassification has no effect on the company’s reported net income for any reporting period and has no material effect on the company’s results of operations or financial condition. The revised sections of the Form 10-K included in this Current Report have not been otherwise updated for events occurring after the date of the consolidated financial statements, which were originally presented in the Form 10-K filed on November 20, 2006. All other information in the Form 10-K remains unchanged. This report should be read in conjunction with the Form 10-K (except for Items 6, 7 and 8, and Schedule II, which are included in this report).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

23.1	Consent of Independent Registered Public Accounting Firm.

99

Revised Selected Financial Data, revised Management’s Discussion and Analysis of Financial Condition and Results of Operations and revised Consolidated Financial Statements and Supplementary Data for the fiscal years ended September 30, 2006, 2005 and 2004 (Part II, Items 6, 7 and 8 and Schedule II of the company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2006, filed with the SEC on November 20, 2006).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By:	/s/ Vernon G. Baker, II

Vernon G. Baker, II
Senior Vice President and
General Counsel

Date: June 8, 2007

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99

Revised Selected Financial Data, revised Management’s Discussion and Analysis of Financial Condition and Results of Operations and revised Consolidated Financial Statements and Supplementary Data for the fiscal years ended September 30, 2006, 2005 and 2004 (Part II, Items 6, 7 and 8 and Schedule II of the company’s Annual Report on Form 10-K for the fiscal year ended October 1, 2006, filed with the SEC on November 20, 2006).